Exhibit 99.1

     WALTER INDUSTRIES ANNOUNCES SECOND QUARTER COAL PRODUCTION RESULTS AND
                         FULL-YEAR PRODUCTION ESTIMATES

TAMPA, Fla., July 28 /PRNewswire-FirstCall/ -- - Walter Industries, Inc. (NYSE: WLT) announced today its coal production results for the second quarter and updated its full-year production estimates for Natural Resources.

"We are providing this clarification to quarterly coal production and expectations for the year because our actual second quarter production statistics were recently posted to a U.S. government Web site," said Gregory E. Hyland, chairman and CEO of Walter Industries, Inc.

Natural Resources produced 1.2 million tons of metallurgical coal for the quarter-ended June 30, 2006. Specifically, Mine No. 4 produced less tonnage than its historic quarterly averages, primarily due to a longwall move and reduced production from temporary roof control issues. In particular, significantly reduced longwall advance rates at Mine No. 4 resulted from a thin coal seam in the initial portion of a new panel which led to difficult roof conditions.

In mid July, Mine No. 4's longwall advanced to an area of its current panel where seam thickness and roof conditions are more consistent with the Company's experience in an adjacent panel. The Company expects Mine No. 4 to produce approximately 1.4 to 1.5 million tons in the second half of 2006.

The Company expects full-year coal production to be in the range of 6.2 million to 6.4 million tons of coal, which represents a reduction from prior full-year expectations of 6.7 million tons. This expectations range excludes production from the Company's Kodiak Mining joint venture.

Earnings Announcement and Conference Call Web cast

Hyland and members of the Company's leadership team will further discuss its Natural Resources business, along with Walter Industries' consolidated second quarter results, the outlook for 2006 and other general business matters on a conference call and live Web cast to be held on Wed., Aug. 2, 2006, at 8:30 a.m. Eastern Daylight Time. To listen to the event live or in archive, visit the Company Web site at http://www.walterind.com .

About Walter Industries

Walter Industries, Inc. is a diversified company with consolidated annual revenues of approximately $3.1 billion. The Company is a significant producer of high-quality metallurgical coal and natural gas for worldwide markets and is a leader in affordable homebuilding and financing. Walter Industries also is a majority shareholder of Mueller Water Products, a leading water infrastructure, flow control and water transmission products company. Including Mueller Water, the Company employs approximately 10,000 people. For more information about Walter Industries, please visit the Company Web site at http://www.walterind.com .

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Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, changes in customer orders, pricing actions by the Company's competitors, changes in law, the collection of approximately $14 million of receivables associated with a working capital adjustment arising from the sale of a subsidiary in 2003, potential changes in the mortgage-backed capital market, and general changes in economic conditions. Those risks also include the timing of and ability to execute the spin-off of the Company's Water Products business and any other strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company's and Mueller's filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.

SOURCE  Walter Industries, Inc.
    -0-                             07/28/2006
    /CONTACT: Investors, Joseph J. Troy, Sr. Vice President, +1-813-871-4404, or jtroy@walterind.com, or media, Michael A. Monahan, Director -
- Corporate Communications, +1-813-871-4132, or mmonahan@walterind.com, both of Walter Industries/
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    /Web site:  http://www.walterind.com /